Exhibit 99.1


[QWEST LOGO]                                                   [GRAPHIC OMITTED]




FOR IMMEDIATE RELEASE

Contacts:  Qwest Media:                Qwest Investor:
           Tyler Gronbach              Lee Wolfe
           303-992-2155                303-992-1609


                    QWEST COMMUNICATIONS RESTATES COMMITMENT
                        TO ACQUIRE U S WEST AND FRONTIER

DENVER, June 21, 1999 - Qwest Communications International Inc. (NASDAQ: QWST), announced today it is encouraged by the responses of the Board of Directors of US WEST and Frontier that both companies will continue to evaluate the offers made to them by Qwest.

Joseph P. Nacchio, Chairman and CEO of Qwest, told U S West and Frontier that Qwest remained committed to entering into a transaction with both companies. Nacchio said that the superiority of the Qwest offer will become increasingly evident as the industry and markets appreciate the value of the proposed combinations, the quality of Qwest's network, management and business and the synergies resulting from the combinations.

"The value and strength of our proposals are becoming more evident every day. We expect the continuing review of our offers will convince the boards and management of U S West and Frontier that our offers are truly superior to Global Crossing's. We expect and intend to be successful in both transactions," Nacchio said.

Nacchio made his statements to U S West and Frontier in letters addressed to their respective chief executive officers. Copies of the letters are attached to this news release.

In the letters, Nacchio emphasized the following:

o    Qwest offers a premium to the Global Crossing proposals.

o    Qwest stock is stronger and more liquid than Global Crossing stock.

o Qwest offers greater realizable syngeries and upside potential than Global Crossing.

o Qwest offers the benefits of a true merger. The tracking stock proposed by Global Crossing does not.

Qwest also announced today that it had filed a registration statement relating to the securities to be issued by it in its proposed transaction with US WEST and Frontier. This registration statement relates only to the transactions proposed to US WEST and Frontier and does not constitute or commence a tender or exchange offer with respect to any securities of either US WEST or Frontier. The registration statement also does not constitute a proxy solicitation for any matter that may be submitted for the approval of the shareholders of U S West or Frontier.

About Qwest
Qwest Communications International Inc. (Nasdaq: QWST) is a leader in reliable and secure broadband Internet-based data, voice and image communications for businesses and consumers. Headquartered in Denver, Qwest has more than 8,500 employees working in North America, Europe and Mexico. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking, will span more than 18,500 route miles in the United States when it is completed by mid-1999, and an additional 315-mile network route that will be completed by the end of the year. In addition, Qwest and KPN, the Dutch telecommunications company, have formed a venture to build and operate a high-capacity European fiber optic, Internet Protocol-based network that has 2,100 miles and will span 9,100 miles when it is completed in 2001. Qwest also has nearly completed a 1,400-mile network in Mexico.

===============================================================================

                                   # # #

This release and the attachments may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to complete the network on schedule and on budget, financial risk management and future growth subject to risks, Qwest's ability to achieve Year 2000 compliance, and adverse changes in the regulatory or legislative environment. This release and the attachments include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. In addition, certain statements regarding synergies and other projections and information contained in this release and the attachments are based on publicly available information regarding U S WEST and Frontier. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or such publicly available information or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

            [LETTERHEAD OF QWEST COMMUNICATIONS INTERNATIONAL INC.]



Mr. Joseph P. Clayton
Chief Executive Officer
Frontier Corporation
180 South Clinton Avenue
Rochester, New York  14646


                                                                   June 21, 1999


Dear Joe:

         We are pleased that your Board has decided to consider our offer. We are confident that your Board will determine that our proposal is financially, structurally and strategically superior to Global Crossing's offer and in the best interests of your shareholders. We remain committed to entering into a transaction with Frontier.

         Our proposal is superior to the Global Crossing offer for the following reasons, among others:

         o Qwest offers a premium to the Global Crossing proposal. Our offer provides more value to your shareholders. We will pay $20 in cash and deliver 1.226 shares of Qwest common stock worth $66.51 in total for each Frontier share, based upon Friday's closing price, if we enter into an agreement with U S WEST. If we do not reach agreement with U S WEST, we will pay $20 in cash and deliver 1.181 shares for each Frontier share, having a value of $64.80. Both our offers are greater than $63.00, which is the value of Global Crossing's offer.

           As you may know, some analysts estimate that our offer is worth $87.00 for each Frontier share, based upon the expected synergies of a combined Qwest/Frontier/U S WEST, our anticipated growth rate and the multiples accorded similarly situated companies. We attach a recent DLJ research analysts' report which supports that conclusion.

         o Qwest stock is stronger and more liquid than Global Crossing stock. We offer a stronger, more valuable currency to your shareholders. We have a well-established business and operations, a fully constructed network and a proven management team with a record of significant accomplishments. We have successfully managed Qwest's businesses and consistently exceeded analysts' expectations. Additionally, our management team has experience in successfully integrating large acquisitions. By contrast, Global Crossing offers one undersea cable, less than two hundred employees, few customers and a management team without a track record at the company. Global Crossing's main feature is its proposed business plan-- not its network, customer base or management. Put simply, our stock is a better currency because it is backed by better assets, real operations and a strong, experienced management team.

           In valuing the Global Crossing offer, you should also take into account the fact that Global Crossing stock is relatively illiquid and will remain so until well after your merger with Global Crossing closes. The public float of Global Crossing stock after the tender offer that closed Friday, June 18, is approximately 52 million shares, representing approximately 14% of Global Crossing's outstanding shares. We believe that this thin float has supported an artificially high price for the stock, reflecting its temporary scarcity, especially during the pendency of U S WEST's tender offer for Global Crossing stock. This thin float may contribute to substantial declines in the Global Crossing stock price upon the closing of Global Crossing's mergers with Frontier and U S WEST if Global Crossing insiders sell their shares after the closing of the Frontier merger (when their lockups terminate) or if even a small number of Frontier or U S WEST shareholders elect to sell the Global Crossing shares they would receive in the mergers with Global Crossing.

           By contrast, the current public float of Qwest stock is approximately 490 million shares, representing approximately 62% of Qwest's outstanding shares (or 416 million shares, if we exclude stock owned by BellSouth). If we were to close our proposed merger with Frontier, at the higher exchange ratio we have offered in combination with a merger with U S WEST, then our public float would be approximately 714 million shares, representing approximately 70% of Qwest's shares then outstanding (or 640 million shares, if we exclude stock owned by BellSouth). The depth of our market capitalization provides much greater liquidity to your shareholders compared with the thin public float offered by Global Crossing.

         o Qwest offers greater synergies and greater upside potential. Qwest identified a number of specific, identifiable and quantifiable synergies resulting from a combination with both Frontier and U S WEST. As we have described before, we believe that the combination will result in significant operating synergies, aggregating approximately $4.1 billion to $4.45 billion through the year 2005 from the combination of Qwest and Frontier and $14 billion through the year 2005 from a combination of Frontier, U S WEST and Qwest. These synergies are much greater than the vague and unexplained synergies that Global Crossing claims will result from its offer. In addition, our management has successfully acquired five companies, and is experienced at integrating companies, realizing synergies and being measured by analysts and the investment community by their success in achieving such synergies. Your shareholders will receive the benefits of these additional synergies in the higher long-term value of the combined company's stock.

         o Qwest offers the benefits of a true merger. The Qwest proposal offers a capital structure for the combination with Frontier and U S WEST that is easier to understand and value than the capital structure offered by Global Crossing. Frontier shareholders (who, if the merger with Global Crossing closes, will be forced into the tracking stock structure) will not be well-served by a structure that confuses the marketplace and coerces certain shareholders of Frontier to accept the tracking stock that they do not desire to own.

           We also think that a single class of stock best serves the strategic rationale of combining telecommunications companies for the purpose of offering customers a bundle of services (including local, long-distance, Internet and data products) through an owned network with end-to-end connectivity in a world-wide marketplace. Global Crossing's tracking stock will separate management teams, divide assets and operations and create long-term conflicts between the strategies, objectives and management of the two entities reflected in a tracking stock structure. Running two businesses separately, with different objectives and management, will deprive your shareholders of the synergies that they should expect from a merger. In contrast, we propose a simple capital structure that will increase synergies and earnings growth. We expect that our stock would be supported by investment funds seeking superior performance by the combined company.

           The analyst for Global Crossing's financial advisor has written that our proposal for a single class of stock "smashes" together Qwest, Frontier and U S WEST. We think that his word choice is a little melodramatic, but we agree with his fundamental point. We do propose combining three companies in a real merger. Only in this way would your shareholders and our shareholders benefit from a fully integrated business. Without that integration, Frontier shareholders could realize the benefits of merging with Global Crossing and U S WEST, at less expense, simply by buying Global Crossing and U S WEST stock in the market and stapling those certificates together with their Frontier stock certificates. The Global Crossing offer does not offer more than an expensive staple. We offer integration and real synergies.

           Finally, the dividend requirement for the L stock would result in a significant and continuing cash outflow to the L tracking shareholders. This will delay the redeployment of resources and direct money away from reinvestment to grow the business. This will slow the growth of the combined company and diminish shareholder value.

         For those and other reasons our offer is superior to the Global Crossing proposal. We believe that the superiority of our offer will become increasingly evident as the industry and the markets appreciate the value of the proposed combinations, the quality of Qwest's network, management and operations and the synergies resulting from the combinations.

         We look forward to discussing our proposal with you.

                                               Sincerely,

                                               /s/ Joseph P. Nacchio

            [LETTERHEAD OF QWEST COMMUNICATIONS INTERNATIONAL INC.]




Mr. Solomon Trujillo
Chairman, President and Chief Executive Officer
U S WEST, Inc.
1801 California Street
Denver, Colorado 80202


                                                                   June 21, 1999


Dear Sol:

         We are pleased that your Board has decided to consider our offer. We are confident that your Board will determine that our proposal is financially, structurally and strategically superior to Global Crossing's offer and in the best interests of your shareholders. We remain committed to entering into a transaction with U S WEST.

         Our proposal is superior to the Global Crossing offer for the following reasons, among others:

         o Qwest offers a premium to the Global Crossing proposal. Our offer provides more value to your shareholders. We will deliver 1.783 shares of Qwest common stock worth $67.64 for each of their shares, based upon Friday's closing price, if we enter into an agreement with Frontier. If we do not reach agreement with Frontier, we will deliver to your shareholders 1.738 shares for each U S WEST share, having a value of $65.94. Both our offers are greater than $63.03, which was the value of Global Crossing's offer at the end of the day Friday.

           As you may know, some analysts estimate that our offer is worth $98.00 for each U S WEST share, based upon the expected synergies of a combined Qwest/U S WEST/Frontier, our anticipated growth rate and the multiples accorded similarly situated companies. We attach a recent DLJ research analysts' report which supports that conclusion.

         o Qwest stock is stronger and more liquid than Global Crossing stock. We offer a stronger, more valuable currency to your shareholders. We have a well-established business and operations, a fully constructed network and a proven management team with a record of significant accomplishments. We have successfully managed Qwest's businesses and consistently exceeded analysts' expectations. Additionally, our management team has experience in successfully integrating large acquisitions. By contrast, Global Crossing offers one undersea cable, less than two hundred employees, few customers and a management team without a track record at the company. Global Crossing's main feature is its proposed business plan-- not its network, customer base or management. Put simply, our stock is a better currency because it is backed by better assets, real operations and a strong, experienced management team.

           In valuing the Global Crossing offer, you should also take into account the fact that Global Crossing stock is relatively illiquid and will remain so until well after the Frontier/Global Crossing merger closes. The public float of Global Crossing stock after the tender offer that closed Friday, June 18, is approximately 52 million shares, representing approximately 14% of Global Crossing's outstanding shares. We believe that this thin float has supported an artificially high price for the stock, reflecting its temporary scarcity, especially during the pendency of your tender offer for Global Crossing stock. If the Frontier exchange ratio were fixed at the closing price of Global Crossing stock on June 18, or $49.75 per share, the public float of Global Crossing stock after the closing of the Frontier/Global Crossing merger would be approximately 283 million shares, representing approximately 47% of Global Crossing's shares then outstanding. This thin public float may contribute to substantial declines in the Global Crossing stock price if Global Crossing insiders sell their shares after the closing of the Frontier/Global Crossing (when their lockups terminate) or if even a small number of Frontier or U S WEST shareholders elect to sell the Global Crossing shares they would receive in the mergers with Global Crossing.

           By contrast, the current public float of Qwest stock is approximately 490 million shares, representing approximately 62% of Qwest's outstanding shares (or 416 million shares, if we exclude stock owned by BellSouth). If we were to close our proposed merger with Frontier, at the higher exchange ratio we have offered in combination with a merger with U S WEST, then our public float would be approximately 714 million shares, representing approximately 70% of Qwest's shares then outstanding (or 640 million shares, if we exclude stock owned by BellSouth). The depth of our market capitalization provides much greater liquidity to your shareholders compared with the thin public float offered by Global Crossing.

         o Qwest offers greater synergies and greater upside potential. Qwest identified a number of specific, identifiable and quantifiable synergies resulting from a combination with both U S WEST and Frontier. As we have described before, we believe that the combination will result in significant operating synergies, aggregating approximately $9.3 billion to $9.75 billion through the year 2005 from the combination of U S WEST and Qwest and $14 billion through the year 2005 from a combination of U S WEST, Frontier and Qwest. These synergies are much greater than the vague and unexplained synergies that Global Crossing claims will result from its offer. In addition, our management has successfully acquired five companies, and is experienced at integrating companies, realizing synergies and being measured by analysts and the investment community by their success in achieving such synergies. Your shareholders will receive the benefits of these additional synergies in the higher long-term value of the combined company's stock.

         o Qwest offers the benefits of a true merger. The Qwest proposal offers a capital structure for the combined company that is easier to understand and value than the capital structure offered by Global Crossing. U S WEST shareholders will not be well-served by a tracking stock structure that confuses the marketplace and coerces certain shareholders of U S WEST to accept the tracking stock that they do not desire to own.

           We also think that a single class of stock best serves the strategic rationale of combining telecommunications companies for the purpose of offering customers a bundle of services (including local, long-distance, Internet and data products) through an owned network with end-to-end connectivity in a world-wide marketplace. Global Crossing's tracking stock will separate management teams, divide assets and operations and create long-term conflicts between the strategies, objectives and management of the two entities reflected in a tracking stock structure. Running two businesses separately, with different objectives and management, will deprive your shareholders of the synergies that they should expect from a merger. In contrast, we propose a simple capital structure that will increase synergies and earnings growth. We expect that our stock would be supported by investment funds seeking superior performance by the combined company.

           The analyst for Global Crossing's financial advisor has written that our proposal for a single class of stock "smashes" together Qwest, U S WEST and Frontier. We think that his word choice is a little melodramatic, but we agree with his fundamental point. We do propose combining three companies in a real merger. Only in this way would your shareholders and our shareholders benefit from a fully integrated business. Without that integration, your shareholders could realize the benefits of merging with Global Crossing and Frontier, at less expense, by simply keeping their U S WEST shares, buying Global Crossing and Frontier shares on the open market and stapling the stock certificates together. The Global Crossing offer does not offer more to your shareholders than an expensive staple. We offer integration and real synergies.

           Finally, the dividend requirement for the L stock would result in a significant and continuing cash outflow to the L tracking shareholders. This will delay the redeployment of resources and direct money away from reinvestment to grow the business. This will slow the growth of the combined company and diminish shareholder value.

         For those and other reasons our offer is superior to the Global Crossing proposal. We believe that the superiority of our offer will become increasingly evident as the industry and the markets appreciate the value of the proposed combinations, the quality of Qwest's network, management and operations and the synergies resulting from the combinations.

         We look forward to discussing our proposal with you.

                                                       Sincerely,

                                                       /s/ Joseph P. Nacchio